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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               INVENTOY.COM, INC.


It is hereby certified that:


                  1. The name of the corporation (hereinafter called the "corporation") is Inventoy.com, Inc.


                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the corporation (hereinafter called the "corporation") is Assure Energy, Inc."


                  3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on April 29, 2002.

                                              /s/ Douglas Kaplan
                                              ----------------------------------
                                              Douglas Kaplan, President and CEO